                                                                    EXHIBIT 12.2

                 CONTINENTAL CABLEVISION, INC. AND SUBSIDIARIES

      PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

  The following table reflects the proforma computation of the ratio of earnings to combined fixed charges for the year indicated.

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
Pro Forma:
  Computation of Earnings:
  Loss from Continuing Operations
    Before Income Taxes, Extraordinary Item and Cumulative Effect
     of Change in Accounting for Income Taxes.....................  $(217,272)
   Add:
    Interest Expense(1)...........................................    453,098
    Interest Portion of Rent Expense..............................      9,235
    Amortization of Capitalized Interest..........................      2,802
    Equity in Net Loss of Affiliates..............................     67,717
                                                                    ---------
                                                                    $ 315,580
                                                                    =========
  Computation of Fixed Charges:
    Interest Expense(1)...........................................  $ 453,098
    Interest Portion of Rent Expense..............................      9,235
    Capitalized Interest..........................................      7,233
                                                                    ---------
                                                                    $ 469,566
                                                                    =========
  Ratio of Earnings to Fixed Charges..............................        .67
                                                                    =========
  Deficiency in Earnings Required to Cover Fixed Charges..........  $ 153,986
                                                                    =========

- --------
(1)Interest Expense includes amortization of deferred financing costs.